Exhibit 95

Range Impact, Inc.

Mine Safety and Health Administration Data

Form 10-Q for the Three Months Ended March 31, 2025

Three Months Ended March 31, 2025
MSHA Mine ID	Operator Name	Significant and Substantial Citations Issued (Section 104 of the Mine Act)	Failure to Abate Orders (Section 104(b) of the Mine Act)	Unwarrantable Failure Citations / Orders Issued (Section 104(d) of the Mine Act)	Flagrant Violations (Section 110(b)(2) of the Mine Act)	Imminent Danger Orders Issued (Section 107(a) of the Mine Act)	Dollar Value of Proposed Civil Penalty Assessments	Mining Related Fatalities

4608377	Range Sky View Land LLC	18	-	-	-	-	5,069	-

Three Months Ended March 31, 2025
MSHA Mine ID	Operator Name	MSHA Pending Legal Actions (As of Last Day of Reporting Period)	New MSHA Dockets Commenced During Reporting Period	MSHA Dockets to Which Final Orders Were Expired (Not Appealed) During Reporting Period	Contests of Citations / Orders Referenced in Subpart B, 29 CFR Part 2700	Contests of Proposed Penalties Referenced in Subpart C, 29 CFR Part 2700	Complaints for Compensation Referenced in Subpart D, 29 CFR Part 2700	Complaints for Discharge, Discrimination or Interference Referenced in Subpart E, 29 CFR Part 2700	Applications for Temporary Relief Referenced in Subpart F, 29 CFR Part 2700	Appeals of Judges’ Decisions or Orders to FMSHRC Referenced in Subpart H, 29 CFR Part 2700

4608377	Range Sky View Land LLC	-	-	-	-	-	-	-	-	-